Exhibit 10.1

MUTUAL RESCISSION AND RELEASE AGREEMENT

This Mutual Rescission and Release Agreement (this “Agreement”) dated March 20, 2015 and effective as of December 31, 2014 (the “Effective Date”), is by and among The Mint Leasing, Inc., a Nevada corporation (the “Company”), Investment Capital Fund Group, LLC Series 20, a Delaware limited liability company, organized as a Delaware Series Business Unit (“ICFG”), and Sunset Brands, Inc., a Nevada corporation (“Sunset”), each a “Party” and collectively the “Parties”.

WITNESSETH:

WHEREAS, effective September 23, 2014, the Parties entered into and closed the transactions contemplated by a Share Exchange Agreement (the “Exchange Agreement”);

WHEREAS, pursuant to the Exchange Agreement, the Company acquired 100% of the issued and outstanding voting shares and 99% of the issued and outstanding non-voting shares of ICFG (the “ICFG Interests”) in exchange for 62,678,872 shares of the Company’s restricted common stock (the “Company Shares” and the “Exchange”);

WHEREAS, as of the closing date of the Exchange Agreement, ICFG owned 52 Gem Assets – “52 Sapphires from the King and Crown of Thrones collection”, which have a total carat weight of 3,925.17 (the “Gemstones”);

WHEREAS, while the Exchange Agreement has been executed by all of the Parties, and the Parties took the position that the transactions contemplated by the Exchange Agreement “closed” on September 23, 2014, (a) the Company has not issued the Company Shares to Sunset to date (in either certificate form or book entry form); (b) neither ICFG nor Sunset has delivered the ICFG Interests to the Company; nor (c) has the Company taken physical delivery of the Gemstones, to date;

WHEREAS, the Gemstones were appraised by a Gemological Institute of America Inc. (GIA) graduate gemologist, to have a Retail Replacement Value as of August 30, 2014 of $108,593,753 and a Fair Market Value (65% of the Retail Replacement Value) of $70,585,940 prior to the closing of the Exchange;

WHEREAS, the value of the Company Shares exchanged by the Company for the Gemstones was $10,028,620 (the “Company Shares Value”);

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, and other consideration, which consideration the Parties hereby acknowledge and confirm the sufficiency thereof, the Parties hereto agree as follows:

Mutual Rescission and Release Agreement

1.           Rescission of Exchange. The Parties hereby rescind all agreements entered into in connection with the Exchange and the Exchange Agreement. This rescission and termination (the “Rescission”) includes, but is not limited to the Exchange Agreement and any other agreements or understandings between the Parties (except as expressly provided in Section 10 below)(collectively the “Transaction Documents”).

2.           Effectuation of the Rescission. The Rescission is effectuated through the following:

(a)            Immediately following the Parties’ execution of this Agreement, and effective as of the Effective Date:

(i)           all ownership right and title to the ICFG Interests shall be transferred by the Company back to Sunset. All certificates representing the ICFG Interests delivered to the Company (if any) shall be surrendered to ICFG and cancelled or alternatively, transferred back to Sunset as originally held prior to the Exchange. If no share certificates were delivered to evidence the ICFG Interests, the ICFG Interests owned by the Company shall be cancelled on the books of ICFG as if never issued or alternatively, transferred back to Sunset as originally held prior to the Exchange. If no ICFG Interests were ever issued or transferred into the name of the Company either in book entry or certificate form, such ICFG Interests shall continue to be held by Sunset and Sunset shall hold 100% of the Membership Interests of ICFG; and

(ii)           all Company Shares originally due to Sunset pursuant to the terms of the Exchange Agreement, and the requirement that the Company issue such Company Shares, shall be considered cancelled, rescinded and terminated, by virtue of this Agreement. For the sake of clarity and in an abundance of caution, the Company shall have no obligation following the Parties entry into this Agreement and effective as of the Effective Date, to issue the Company Shares.

(b)           Upon execution of this Agreement by the Parties hereto and effective as of the Effective Date, the Company shall have no ownership interest whatsoever in ICFG, nor any right to receive any ownership interest therein, including, but not limited to the ICFG Interests.

(c)           Upon execution of this Agreement by the Parties hereto and effective as of the Effective Date, Sunset shall have no ownership interest whatsoever in the Company, nor any right to receive any ownership interest therein, including, but not limited to the Company Shares.

(d)           Upon execution of this Agreement by the Parties hereto and effective as of the Effective Date all ownership right and title to the Gemstones shall be held by ICFG; provided, however, that nothing shall prohibit the subsequent transfer of the Gemstones to Sunset or any affiliate of Sunset or any other person or entity.

Mutual Rescission and Release Agreement

(e)           Notwithstanding the above, the Parties hereby covenant that each will, whenever and as reasonably requested by the Parties or their Transfer Agents, do, execute, acknowledge and deliver any and all such other and further acts, deeds, assignments, transfers, conveyances, confirmations, powers of attorney and any instruments of further assurance, approvals and consents as the Parties or the Transfer Agent may reasonably require or request in order to complete, insure and perfect the transactions described in this Section 2, if such may be reasonably required by any Party and/or their Transfer Agent.

3.           Sunset and ICFG Release. Sunset and ICFG, and all of its or their affiliates, subsidiaries, officers, directors, attorneys, agents, employees, successors, or assigns, as applicable do hereby globally, immediately and forever release, remise, acquit, satisfy and discharge the Company, and any and all of its affiliates, subsidiaries, officers, directors, managers, members, attorneys, agents, employees, shareholders, successors, or assigns, as applicable (collectively, the “Company Parties”), from any and all manner of claims, benefits, rights, sums of money, causes of action, suits, debts, obligations, losses, expenses, liabilities, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, damages, judgments, executions, claims and demands whatsoever, in law or in equity, of whatever nature or kind, known or unknown, which Sunset or ICFG, or any one or more of their affiliates, subsidiaries, officers, directors, managers, members, attorneys, agents, employees, shareholders, successors, or assigns, as applicable, ever had, now has, or may have, against any Company Party for, including, but not limited to, any rights with respect to the Exchange, the Exchange Agreement, the Transaction Documents, the Gemstones, ICFG Interests or Company Shares, from the beginning of the world to the day of execution of this Agreement, with the exception of the rights and obligations of the Parties under this Agreement.

4.           Company Release. The Company for itself and its affiliates, subsidiaries, officers, directors, attorneys, agents, managers, members, employees, shareholders, successors, or assigns, as applicable, does hereby globally, immediately and forever release, remise, acquit, satisfy and discharge Sunset and ICFG, and any and all of their or its affiliates, subsidiaries, officers, directors, managers, members, attorneys, agents, shareholders, employees, personal representatives, successors, or assigns, as applicable (collectively, the “ICFG Parties”), from any and all manner of claims, benefits, rights, sums of money, causes of action, suits, debts, obligations, losses, expenses, liabilities, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, damages, judgments, executions, claims and demands whatsoever, in law or in equity, of whatever nature or kind, known or unknown, which the Company Parties ever had, now have, or may have, against the ICFG Parties for, including, but not limited to, any rights with respect to the Exchange, the Exchange Agreement, the Transaction Documents, the Gemstones, ICFG Interests or Company Shares, from the beginning of the world to the day of execution of this Agreement, with the exception of the rights and obligations of the Parties under this Agreement. The releases set forth in this Section 4 and Section 3 are defined herein as the “General Releases”.

Mutual Rescission and Release Agreement

5.           Confirmation of General Releases. Each of the Parties hereto agrees that none of them, nor any of their respective agents, officers, directors, managers, members, shareholders, employees, personal or legal representatives, successors or permitted assigns will bring, commence, institute, maintain or prosecute any action at law or proceeding in equity, or any legal proceeding whatsoever, or any claim for relief or damages, against any of the other Parties hereto which is based in whole or in part on any of the matters or claims released under the General Releases. The Parties hereto agree that the releases contained in the General Releases may be pleaded as a full and complete defense, and may be used as a basis for an injunction against, any action or suit or other proceeding that may be commenced, instituted, prosecuted or attempted by any of the other Parties hereto or any of their personal or legal representatives, officers, directors, members, managers, shareholders, employees, agents, officers, directors, successors or permitted assigns, in breach of any of the provisions set forth in this Rescission Agreement. The Parties hereto further agree that none of them will, at any time, take any action of any nature whatsoever to (i) obtain a determination that this Agreement, or the transactions contemplated hereby, are unlawful, illegal or against public policy, (ii) challenge the validity or enforceability of the Agreement or the transactions contemplated hereby, (iii) or that any of the arrangements set forth in the Agreement, or any of the transactions contemplated hereby, are unlawful in any other manner whatsoever.

6.           Reliance By Transfer Agent. The Parties agree that the Company and the Company’s Transfer Agent; and ICFG and ICFG’s Transfer Agent, shall be able to rely on this Agreement and the terms and conditions herein to affect the Rescission for all purposes.

7.           Mutual Representations, Covenants and Warranties. Each of the Parties, for themselves and for the benefit of each of the other Parties hereto, represents, covenants and warranties that:

(a)           Such Party has all requisite power and authority, corporate or otherwise, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. This Agreement constitutes the legal, valid and binding obligation of such Party enforceable against such Party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles;

(b)           The execution and delivery by such Party and the consummation of the transactions contemplated hereby and thereby do not and shall not, by the lapse of time, the giving of notice or otherwise: (i) constitute a violation of any law; or (ii) constitute a breach of any provision contained in, or a default under, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any contract to which such Party is bound or affected; and

Mutual Rescission and Release Agreement

(c)           Any individual executing this Agreement on behalf of an entity has authority to act on behalf of such entity and has been duly and properly authorized to sign this Agreement on behalf of such entity.

8.           Further Assurances. The Parties agree that, from time to time, each of them will take such other action and to execute, acknowledge and deliver such contracts, deeds, or other documents as may be reasonably requested and necessary or appropriate to carry out the purposes and intent of this Agreement and the transactions contemplated herein. Each of the Parties will take all such reasonable and lawful action as may be necessary or appropriate in order to promptly effectuate the Rescission.

9.           Publicity. No public disclosure of this Agreement or the transactions contemplated herein shall be made by ICFG, Sunset or any of their affiliates or related parties, prior to the public release of such disclosures and information by the Company. The Company shall be allowed to make any announcements relating to this Agreement or the transactions contemplated herein, and shall be allowed to file this Agreement and any exhibits or related agreements as may be required pursuant to the Company’s public reporting obligations with the Securities and Exchange Commission.

10.         Benefit and Burden. This Agreement shall inure to the benefit of, and shall be binding upon, the Parties hereto and their successors and permitted assigns.

11.         Severability. Every provision of this Agreement is intended to be severable. If, in any jurisdiction, any term or provision hereof is determined to be invalid or unenforceable, (a) the remaining terms and provisions hereof shall be unimpaired, (b) any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such term or provision in any other jurisdiction, and (c) the invalid or unenforceable term or provision shall, for purposes of such jurisdiction, be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. In the event a court of competent jurisdiction determines that any provision of this Agreement is invalid or against public policy and cannot be so reduced or modified so as to be made enforceable, the remaining provisions of this Agreement shall not be affected thereby, and shall remain in full force and effect.

12.         Remedies. The Parties agree that the covenants and obligations contained in this Agreement relate to special, unique and extraordinary matters and that a violation of any of the terms hereof or thereof would cause irreparable injury in an amount which would be impossible to estimate or determine and for which any remedy at law would be inadequate. As such, the Parties agree that if either Party fails or refuses to fulfill any of its obligations under this Agreement or to make any payment or deliver any instrument required hereunder or thereunder, then the other Party shall have the remedy of specific performance, which remedy shall be cumulative and nonexclusive and shall be in addition to any other rights and remedies otherwise available under any other contract or at law or in equity and to which such Party might be entitled.

Mutual Rescission and Release Agreement

13.           Construction. When used in this Agreement, unless a contrary intention appears: (i) a term has the meaning assigned to it; (ii) “or” is not exclusive; (iii) “including” means including without limitation; (iv) words in the singular include the plural and words in the plural include the singular and words importing the masculine gender include the feminine and neuter genders; (v) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; (vi) the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision hereof; (vii) references contained herein to Article, Section, Schedule and Exhibit, as applicable, are references to Articles, Sections, Schedules and Exhibits in this Agreement unless otherwise specified; (viii) references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form, including, but not limited to email; (ix) references to “dollars”, “Dollars” or “$” in this Agreement shall mean United States dollars; (x) reference to a particular statute, regulation or Law means such statute, regulation or Law as amended or otherwise modified from time to time prior to the date hereof; (xi) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (xii) unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”; and (xiii) references to “days” shall mean calendar days.

14.           Entire Agreement. This Agreement sets forth all of the promises, agreements, conditions, understandings, warranties and representations among the Parties with respect to the transactions contemplated hereby and thereby, and supersedes all prior agreements, arrangements and understandings between the Parties, whether written, oral or otherwise.

15.           Governing Law and Jurisdiction. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of Nevada without giving effect to principles of conflicts of law thereunder. Each of the Parties hereby: (a) irrevocably submits to the non-exclusive personal jurisdiction of any Texas court, over any claim arising out of or relating to this Agreement and irrevocably agrees that all such claims may be heard and determined in such Texas court; and (b) irrevocably waives, to the fullest extent permitted by applicable law, any objection it may now or hereafter have to the laying of venue in any proceeding brought in a Texas court.

Mutual Rescission and Release Agreement

16.           No Presumption from Drafting. This Agreement has been negotiated at arm’s-length between persons knowledgeable in the matters set forth within this Agreement. Accordingly, given that all Parties have had the opportunity to draft, review and/or edit the language of this Agreement, no presumption for or against any Party arising out of drafting all or any part of this Agreement will be applied in any action relating to, connected with or involving this Agreement. In particular, any rule of law, legal decisions, or common law principles of similar effect that would require interpretation of any ambiguities in this Agreement against the Party that has drafted it, is of no application and is hereby expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to affect the intentions of the Parties.

17.           Review and Construction of Documents. Each Party herein expressly represents and warrants to all other Parties hereto that (a) before executing this Agreement, said Party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said Party has relied solely and completely upon its own judgment in executing this Agreement; (c) said Party has had the opportunity to seek and has obtained the advice of its own legal, tax and business advisors before executing this Agreement; (d) said Party has acted voluntarily and of its own free will in executing this Agreement; and (e) this Agreement is the result of arm’s length negotiations conducted by and among the Parties and their respective counsel.

18.           Counterparts, Effect of Facsimile, Emailed and Photocopied Signatures. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .peg or similar attachment to electronic mail (including email) or as an electronic download (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party, each other Party shall re execute the original form of this Agreement and deliver such form to all other Parties. No Party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

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Mutual Rescission and Release Agreement

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first written above to be effective upon the Effective Date.

“THE COMPANY”

The Mint Leasing, Inc.

/s/ Jerry Parish
Jerry Parish
Chief Executive Officer

“ICFG”

Investment Capital Fund Group, LLC Series 20

By: /s/ John F. Watson Jr.

Its: Manager

Printed Name: John F. Watson Jr.

“Sunset”

Sunset Brands, Inc.

By: /s/ John Bert Watson

Its: Chairman

Printed Name: John Bert Watson

Mutual Rescission and Release Agreement